LICENSED BOOK PUBLISHING AGREEMENT


This book publishing license agreement (the "Agreement") dated October 1, 1997, is made by and between Disney Licensed Publishing ("Licensor") located at 500 S. Buena Vista Street, Burbank, California 91521 and Kideo Productions, Inc. ("Licensee") located at 611 Broadway, Suite 523, New York, New York 10012.

1. GRANT OF RIGHTS

      1.1 Subject to the terms and conditions of this Agreement, and in consideration for Licensee's promise to pay and Licensee's payments of all royalties, advances and guarantees required hereunder, Licensor grants to Licensee the nonexclusive right to publish in the English language only, to print and bind in the United States or Canada, or other parts of the world with Licensor's prior written approval, and sell as set forth in paragraph 4 in the Territory during the Term hereof, personalized storybooks utilizing Disney Standard Characters (i.e., MICKEY MOUSE, MINNIE MOUSE, DONALD DUCK, DAISY DUCK, PLUTO and GOOFY), and such characters as may be designated by Licensor from the animated motion pictures entitled DISNEY'S THE LION KING and TOY STORY which books are hereinafter referred to jointly and severally as the "Book". Licensee shall produce two (2) early learning versions of the Book utilizing Disney Standard Characters and characters from Disney's The Lion King, and two (2) original story versions of the Book utilizing Disney Standard Characters and characters from Toy Story. The Book shall measure six and one-fourth inches by nine and one-fourth inches (6 1/4" x 9 1/4"), contain twenty-eight (28) pages with a hard cover and be of a type and quality designed to sell at a suggested retail price of approximately nineteen dollars and ninety-five cents ($19.95); provided, however, that Licensee has the absolute discretion to price the Book as Licensee deems appropriate.

      1.2 Although this is a non-exclusive agreement, Licensor will not authorize any publisher other than Licensee to publish and sell the Book in the Territory during the Term, and Licensor itself will not publish and sell the Book in the Territory during the Term. However, Licensor may cause to be published and sold, in any language, and without limit as to time or territory, different books based on the same subject and containing excerpts from the text and art contained in the Book.

      1.3   Licensee recognizes and acknowledges the vital importance to
            Licensor of the characters and other proprietary material owned and created by The Walt Disney Company and its Affiliates (collectively referred to herein as "Disney") and the association of the Disney name with them. In order to prevent the denigration of
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            Disney's products and the value of their association with the Disney name, and in order to ensure the dedication of Licensee's best efforts to preserve and maintain that value, Licensee agrees that, during the Term and any extension thereof, Licensee will neither itself manufacture, advertise, promote, merchandise, display, package, sell and/or distribute (nor permit any sublicensee, distributor or other person or entity to do so) (a) any non-Disney product, in such a manner as to imply an association with Disney and/or its properties, (b) any product which contains any artwork or other representation not owned by Disney, but which Licensor determines, in its reasonable discretion, is confusingly similar to Disney characters or other proprietary material, (c) any book which contains any non-Disney owned images of a character for which there is a Disney-owned image, or (d) any product containing material which Licensor determines, in its sole discretion, is lewd, lascivious, obscene, offensive, defamatory or otherwise injurious to Disney or the Disney name, business or products.

2. TERM AND SELL-OFF

      2.1 The term of this Agreement (the "Term") shall commence November 1, 1997 and continue through April 30, 2000. Distribution of all versions of the Book shall commence on or before April 1, 1998 and continue through the end of the Term. The Term shall not be extended or continued beyond such date by implication or otherwise than by a separate written agreement newly entered into.

      2.2 Licensee agrees that the Book shall be manufactured during the Term in quantities consistent with anticipated demand therefor so as not to result in an excessive inventory build-up immediately prior to the end of the Term. Licensee agrees that from the expiration or termination of the Term Licensee shall neither manufacture nor have manufactured for Licensee any Books, and that except as hereinafter provided, Licensee will cease selling Books. Any unauthorized distribution of Books after the expiration or termination of this Agreement shall constitute copyright infringement. If Licensee has any unsold copies of the Book in inventory on the expiration or termination date, Licensee shall provide Licensor with an itemized statement, certified by an authorized accredited officer of Licensee, of all unsold copies of the Book remaining in stock.

      2.3 Commencing as of the expiration of the Term by passage of time, Licensee shall have the right to fill orders from its then remaining stocks of the Book during a period of one hundred eighty (180) consecutive days (inclusive of Saturdays,
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            Sundays and legal holidays), following the expiration date (the
            "Sell-off Period"). Licensee's sell-off right is conditional upon Licensee's freedom from default or breach of any term or condition hereof, upon Licensor's receipt of the itemized inventory statement, and upon Licensee's continued payment of royalties to Licensor based upon such sales. Such royalties shall not be applied against any advance or any guarantee hereunder. Following the expiration of the Sell-off Period Licensee shall again advise Licensor of all unsold copies of the Book remaining in stock. All unsold copies of the Book shall, at the end of the Sell-off Period (or, if there is no Sell-off Period, upon the expiration or earlier termination of the
            Term) at Licensor's option be sold to Licensor at Licensee's actual cost of manufacture, excluding overhead, or shall be destroyed, and Licensee shall furnish Licensor with an affidavit of such destruction signed by a principal officer of Licensee.

      2.4 Licensee agrees that all pre-pricing and pricing of the Book shall be in compliance with any and all applicable Laws (as hereinafter defined in paragraph 8). In recognition of Licensor's interest in maintaining a stable and viable market for the Book during and after the Term and any Sell-off Period, Licensee agrees to refrain from "dumping" the Book in the market during the Term and any Sell-off Period granted to Licensee. "Dumping" shall mean the distribution of the Book at volume levels significantly above Licensee's prior sales practices with respect to the Book, and at price levels so far below Licensee's prior sales practices with respect to the Book as to disparage the Book. Other than the foregoing, nothing contained in this Agreement shall be deemed to restrict Licensee's freedom and that of Licensee's customers to pre-price and sell the Book at such prices as Licensee or Licensee's customers shall determine.

3. TERRITORY

            The territory of this Agreement (the "Territory") is Canada, the United States, United States PX's wherever located, and United States territories and possessions, excluding Puerto Rico, Guam, Commonwealth of Northern Mariana Islands and Palau. Licensee is expressly prohibited from exporting the Book to any country outside of the Territory, unless the Book is destined for ultimate delivery in the Territory, and Licensee is expressly prohibited from selling the Book to any party if Licensee knows, or in the exercise of prudent business judgment should know, that such sale(s) ultimately will result in the exporting of the Book outside of the Territory. Licensee shall give Licensor prior written
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            notice of the country(ies) to which Licensee desires to export the
            Book and such export shall be subject to Licensor's prior written approval.

4. DISTRIBUTION

      4.1 The Book may be sold only through direct response marketing efforts using direct mail, magazines, catalogs, co-operative mailings and package insert programs. All other advertising methods must be submitted to Licensor for Licensor's prior written approval on a case-by-case basis. Licensee may not sell the Book to retailers that sell the Book on a duty-free basis, or to wholesalers for resale to such retailers, unless such retailer or wholesaler has a then-current license agreement with Licensor or an affiliate of Licensor permitting it to make such duty-free sales. Licensee agrees not to sell the Book, including any part or adaptation thereof, otherwise than as herein provided without Licensor's prior written approval. In addition, the Book shall not be used or sold to others for use as a giveaway, fundraiser, or for lotteries, premiums, promotions, or advertising purposes in connection with other publications or articles, or to sell other products without the prior written consent of Licensor. Licensee shall make all solicitations, sales and collections solely in its own name and in accordance with all applicable Laws.

4.2 Customer Lists

            A. Licensor shall have the right to add new Book customer files to Licensor's customer database at no cost to Licensor. The customer list may be used by Licensor in any manner, including the promotion of other businesses affiliated with Licensor (such as magazines, catalogs, vacation clubs, etc.) except that such files may not be used for the purpose of soliciting orders for juvenile book product distribution to customers by direct mail unless such product is an insignificant component of the solicitation. Licensee shall furnish at no cost to Licensor on a monthly basis, new Book customer files in an available format requested by Licensor.

            B. Licensee may use Book generated customer files in unrelated businesses with the prior written approval of Licensor, except that any such customer files may be used without prior consent for purposes relating to the direct marketing business of Licensee and its U.S. affiliates.

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            C.    "Customer file" shall include all active, inactive and
                  substandard Book customer names, addresses, phone numbers, presence of child and birthdate/age of child without duplication.

            D. Licensee will consult with Licensor in the area of customer contact with those consumers who purchase Disney Books, including but not limited to, customer service, and credit and collection.

            E. All standard forms of planned customer promotional contact for the Book (i.e., direct mail promotion pieces, invoices/letters accompanying product shipment) shall be submitted to Licensor no less frequently than on an annual basis and whenever materially updated from its prior written approval. Collection letters shall clearly indicate the source of the letter, which in no case shall be Licensor.

            F. Licensor shall have the right, from time to time without prior notice, to visit any and all customer service facilities to observe all manner of handling of customer service related matters.

            G. Records of all contacts are to be maintained for a minimum of twelve (12) months so that problems, if any, can be investigated and tracked. After the twelve (12) month period, this data shall be deleted in a secure manner.

            H. A do-not-promote file shall be maintained for those customers who request not to be contacted any further. These files shall be sent to Licensor on a monthly basis for the same purpose.

5. CONSIDERATION

      5.1   Advance

            Licensee agrees to pay to Licensor, as a non-refundable advance against the royalties payable to Licensor pursuant to paragraph 5.2 below, the sum of twenty-five thousand dollars ($25,000.00) upon the execution of this Agreement by Licensee.
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5.2 Royalties

      In connection with the publication of the Book hereunder Licensee agrees to pay to Licensor the following royalties:

            A. A sum of ten percent (10%) of net cash receipts of the suggested retail price of each copy of the Book sold, but in no event shall the minimum royalty payable to Licensor be less than one dollar and sixty cents ($1.60) per copy sold. "Net cash receipts" shall be defined as all cash receipts actually received by Licensee (including amounts from collection agencies for the Book accounts turned over to such agencies) less actual refunds, less amounts received for shipping and handling charges billed to the customer, and less applicable sales and use tax charges. Shipping and handling charges shall have no element of profit or overhead. They shall be excludable only to the extent that they comprise reasonable out-of-pocket expenses for shipping cartons, cartoning. transfer of the Book to cartoning areas, invoice forms, labels, outer envelopes affixed to cartons shipping advise forms, and express freight charges for shipping advises and a reasonable and realistic factor for bad debt expense related to non-recovery of postage and handling charges from customers. A reasonable and actual handling charge can be allocated to each return to cover opening and checking.

            B. When the Book is sold at wholesale to catalogs, Licensee shall pay a sum of twenty percent (20%) of the wholesale price of each copy of the Book sold, but in no event shall the minimum royalty payable to Licensor be less than one dollar and sixty cents ($1.60) per copy sold.

            C. With respect to copies of the Book sold in Canada, the foregoing royalties shall be computed based on the corresponding price of the Book as sold in the United States, provided that if the Canadian price, when such price is converted to United States Dollars at the average rate of exchange existing during the respective calendar month of sale, is higher than the corresponding price of the Book as sold in the United States, the foregoing royalties shall be computed based on such higher price. All Canadian sales of the Book shall be accounted for by Licensee separately from copies of the Book sold in the United States.
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            D.    No royalties will be payable on copies of the Book that are provided gratis for review, promotion, advertising, sample, or similar purposes intended to promote the Book, which copies are not intended for sale, up to a maximum of two hundred
                  (200) copies. In addition, no royalties will be payable on copies provided to Licensor pursuant to paragraph 6 of this Agreement.

5.3 Guarantee

            Licensee agrees and guarantees to pay Licensor not less than one hundred thousand dollars ($100,000.00) in royalties based on sales of the Book during the Term. Advances, if any, which shall have been paid to Licensor against royalties payable hereunder shall apply towards meeting such guarantee. If Licensee has not paid to Licensor the total of such guaranteed sum prior to the expiration or earlier termination of the Term, Licensee agrees to pay to Licensor with its statement of account for the last monthly period of the Term the difference between the total amount of payments, including advances, paid to Licensor during the Term and such guaranteed sum.

5.4 Taxes

            In no case shall amounts paid to Licensor be reduced by reason of the imposition of any tax thereon or of any tax on receipts from the distribution or sale of the Book at any level of distribution, other than as set forth in paragraph 5.2 A. Any applicable GST on royalties for sales in Canada shall be paid to Licensor in addition to such royalties.

5.5 Letter of Credit

            Together with the Advance payable upon the signing of this Agreement Licensee shall provide Licensor with an irrevocable letter of credit securing payment of Licensee's obligations hereunder and under any other prior, concurrent or subsequent agreement between the parties (in addition to any and all separate letters of credit that may be in place regarding such agreement(s)), drawn on the Los Angeles or New York City office of the bank and in all other respects satisfactory to Licensor, in the amount of up to $75,000.00 and
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            expiring not earlier than November 30, 2000. In the event of one or more partial draws on such letter of credit, Licensee agrees to restore it to the original amount within fifteen (15) days after the partial draw(s).

6. PUBLICATION, PRESS RUN & FREE COPIES

      6.1 Unless another distribution date is set forth elsewhere in this Agreement, Licensee shall publish the Book within six (6) months after the beginning of the Term and shall keep the Book in print and available for purchase in the distribution channels licensed hereunder during the remainder of the Term. Licensee shall notify Licensor of the publication date(s) of the Book, ninety (90) days prior to such publication date(s).

      6.2 Licensee agrees to print a minimum of five thousand (5,000) copies per title of the Book during the Term.

      6.3 Licensee agrees to furnish to Licensor, free of charge, fifty (50) copies of each title of the Book from the first shipment of the Book, and to sell to Licensor at fifty percent (50%) below the published retail price any additional copies which Licensor requires for purposes other than resale. Two of the free copies shall be delivered by Licensee directly to Licensor's legal department for copyright registration purposes, attention Copyright Paralegal, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-6365.

7. CONTENT

      7.1 Licensor agrees to cooperate with Licensee in the preparation by Licensee of the art work and text for the Book, and to that end Licensor agrees to provide to Licensee such pre-existing art work, textual and reproduction materials, and style guide in Licensor's possession as may be available and which Licensor and Licensee deem suitable for inclusion in the Book. The foregoing materials shall be provided at Licensor's cost, with the exception that all shipping costs (e.g. overnight delivery charges) for such materials shall be borne by Licensee. Licensee shall notify Licensor of its choice of courier and Licensee's courier account number.

      7.2 The book shall be prepared only by one or more employees of Licensee or by third parties who have conveyed all rights to Disney pursuant to paragraph 11.3 hereof,
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            and written, designed, printed, published and sold at no expense to
            Licensor. All aspects of the Book and its contents including without limitation the format and size, the quality of paper, textual, artistic and photographic content, printing, cover, notices (e.g. copyright, trademark, logos), dust jacket (if any), slip case (if any), audio elements (if any) and title thereof shall be subject to Licensor's prior written approval, which shall lie in Licensor's sole discretion. Licensor shall indicate approval or lack thereof in a timely fashion. Licensee shall for this purpose supply Licensor with layout, design, black line sketches, finished art, manuscript drafts, finished manuscripts and sample of paper stock and color proofs in advance of printing and shall supply from the first print run and each subsequent print run samples for Licensor's written approval. Licensor shall indicate the reasons for disapprovals and the changes needed to obtain approval. Licensee shall ensure that each copy thereafter printed shall conform in all respects to what has been approved by Licensor and shall not ship or deliver copies of the Book which do not so conform. If any nonconforming Book is sold by Licensee, Licensor may, in addition to any other remedies available to Licensor (including but not limited to termination of this Agreement) by written notice require such Book be immediately withdrawn from the market.

      7.3 No material which is owned by a third party or in which a third party has rights shall be embodied in the Book or used in conjunction with the Book, unless Licensor has given knowing prior approval in writing, such approval to be granted or withheld within Licensor's sole discretion. In the event that Licensor does so approve, Licensee shall obtain all necessary licenses (and all other licenses required by Licensor) for the use of such material (including but not limited to all audio elements, if any) in or in conjunction with the Book. Licensee represents and warrants that the following materials which will be embodied in the Book are subject to patent ownership by Licensee as follows: manufacturing methodologies encompassed in Licensee's U.S. Patent Number 5,623,587. Based on the foregoing, Licensor hereby acknowledges and approves of the embodiment of the foregoing patented materials in the Book, on condition that the quality of such materials meet Licensor's approval during the approval process.

      7.4 Except with respect to material supplied by Licensor, Licensee shall pay and be solely responsible for the payment of all obligations to third parties arising from the manufacture, distribution, advertising and sale of the Book, including, but not limited to, payments to designers, printers, recording artists, musicians and applicable unions and guilds, and shall pay or cause to be paid to the copyright
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            proprietors of the material referenced in paragraph 7.3 above, or to their duly authorized agents, all royalties and other sums
            (including the full statutory mechanical royalty rate if required for audio material) which may become due under and in accordance with said licenses and all applicable Laws.

      7.5 Licensee understands that Licensor's interim and final approvals or disapprovals of the Book or any part of the contents of the Book may depend on whether necessary permissions from third parties have been obtained.

      7.6 The Book, (which by definition includes any and all of its components), shall be of good quality, shall be free of defects in design, materials and workmanship, shall comply with all applicable Laws, and shall conform to any specifications set forth in this Agreement and to the sample approved by Licensor. Licensee shall follow reasonable and proper procedures for testing that the Book complies with such Laws and shall provide Licensor with all safety testing information. Upon reasonable notice, Licensor's designers may inspect testing, manufacturing and quality control records and procedures and to test the Book for compliance. Licensee shall also give due consideration to any recommendations of Licensor that the Book exceeds the requirements of applicable Laws. Any part of the Book not in compliance with applicable Laws shall be deemed unapproved, even if previously approved by Licensor and shall be brought into full compliance therewith.

      7.7 As early as possible, and in any case before commercial production of the Book, Licensee shall submit to Licensor for Licensor's review and written approval (to utilize such materials in preparing a pre-production sample) all preliminary and proposed models of the Book (including models of all separable components of the Book, if any). Thereafter, Licensee shall submit to Licensor for Licensor's written approval a pre-production sample thereof. Licensor shall endeavor to respond to such requests within a reasonable time, but such approvals should be sought as early as possible in case of delays. In addition to the foregoing, as early as possible, and in any case no later than sixty (60) days following written conceptual approval, Licensee shall supply to Licensor for Licensor's use for internal purposes, a prototype or pre-production sample of the Book.

      7.8 Before shipping the Book, Licensee agrees to furnish to Licensor, from the first production run of each supplier of the Book, for Licensor's approval of all aspects thereof, samples with packaging, which shall conform to the approved pre-
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            production samples. Approval or disapproval of the artwork as it appears in the Book, as well as of the quality of the Book, shall lie in Licensor's sole discretion and may, among other things, be based on unacceptable quality of the artwork or of any part of the Book as manufactured. Any part not so approved shall be destroyed. Such destruction shall be attested to in a certificate signed by one of Licensee's officers. Production samples of the Book for which Licensor has approved a pre-production sample shall be deemed approved, unless within twenty (20) days of Licensor's receipt of such production sample Licensor notifies Licensee to the contrary.

      7.9 Licensee agrees to make available at no charge such additional samples of the Book as Licensor may from time to time reasonably request for the purpose of comparison with earlier samples, or to test for compliance with applicable Laws, and to permit Licensor upon reasonable request to inspect Licensee's manufacturing operations and testing records (and those of Licensee's Suppliers (as hereinafter defined in paragraph 8)) of the Book.

      7.10 It is specifically understood that Licensor may disapprove any part of the Book or a production run because the quality is unacceptable to Licensor, and accordingly, Licensor recommends that Licensee submit production samples to Licensor for approval before committing to a large original production run or to purchase a large shipment from a new supplier.

      7.11 No modification of an approved production sample shall be made without Licensor's further prior written approval. The Book must conform in all respects to the approved production samples.

      7.12 Any part of the Book not meeting the standard of approved samples shall be destroyed and replaced.

      7.13 Notwithstanding the above, as Licensor relies primarily on Licensee for the consistent quality and safety of the Book and its compliance with applicable Laws, Licensor will not unreasonably object to any change in the design of the Book or in the materials used in the manufacture of the Book or in the process of manufacturing the Book which Licensee advises Licensor in writing is intended to make the Book safer or more durable.
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      7.14  Licensor shall have the right, by written notice to Licensee, to require modification of any part of the Book approved by Licensor under any previous agreement between Licensee and Licensor. Likewise, if the Term of this Agreement is extended by mutual agreement, Licensor shall have the right, by written notice to Licensee, to require modification of any part of the Book approved by Licensor under this Agreement. It is understood that there is no obligation upon either party to extend the Agreement.

      7.15 If Licensor notifies Licensee of a required modification under paragraph 7.14 above, such notification shall advise Licensee of the nature of the changes required, and Licensee shall not manufacture the Book until it has been resubmitted to Licensor with such changes and Licensee has received Licensor's written approval of such modifications.

8. COMPLIANCE WITH APPLICABLE LAWS AND STANDARDS

      8.1 "Suppliers" means any of Licensee's third-party manufacturers and suppliers (and their sub-manufacturers and suppliers) which reproduce or use the Disney Property (as hereinafter defined) and/or trademarks in the Book, or components thereof, and/or which assemble the Book.

      8.2 "Laws" means any and all applicable laws, rules, and regulations, including but not limited to, local and national laws, rules and regulations, treaties, voluntary industry standards, association laws, codes or other obligations pertaining to any of Licensee's activities under this Agreement, including but not limited to those applicable to the manufacture, pricing, sale and/or distribution of the Book.

      8.3 Licensee covenants that the Book and any component thereof distributed hereunder shall be of good quality and free of defects in design, materials and workmanship, and shall comply with all applicable Laws, and such specifications, if any, as may have been specified in connection with this Agreement and shall conform to the sample thereof approved by Licensor.

      8.4 Without limiting the foregoing, Licensee covenants on behalf of Licensee's own manufacturing facilities, and agrees to require all Suppliers to covenant by signing the Supplier's Agreement, as follows:

            A. Licensee and the Suppliers agree not to use child labor in the manufacturing, packaging or distribution of the Book. The term "child"
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                  refers to a person younger than the local legal minimum age for employment or the age for completing compulsory education, but in no case shall any child younger than fifteen (15) years of age (or fourteen (14) years of age where local law allows) be employed in the manufacturing, packaging or distribution of the Book. Licensee and the Suppliers employing young persons who do not fall within the definition of "children" agree also to comply with any Laws applicable to such persons.

            B. Licensee and the Suppliers agree only to employ persons whose presence is voluntary. Licensee and the Suppliers agree not to use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

            C. Licensee and the Suppliers agree to treat each employee with dignity and respect, and not to use corporal punishment, threats of violence, or other forms of physical, sexual, psychological or verbal harassment or abuse.

            D. Licensee and the Suppliers agree not to discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination, or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

            E. Licensee and the Suppliers recognize that wages are essential to meeting employees' basic needs. Licensee and the Suppliers agree to comply, at a minimum, with all applicable wage and hour Laws, including minimum wage, overtime, maximum hours, piece rates and other elements of compensation, and to provide legally mandated benefits. If local Laws do not provide for overtime pay, Licensee and the Suppliers agree to pay at least regular wages for overtime work. Except in extraordinary business circumstances, Licensee and the Suppliers will not require employees to work more than the lesser of (a) 48 hours per week and 12 hours overtime or (b) the limits on regular and overtime hours allowed by local law, or, where local law does not limit the hours of work, the regular work week in such country plus 12 hours overtime. In addition, except in extraordinary business circumstances, employees will be entitled to at least one day off in every seven-day period. Licensee and the Suppliers agree that, where local industry standards are higher than applicable legal requirements, they will meet the higher standards.
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The Lion King, and Toy Story
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            F.    Licensee and the Suppliers agree to provide employees with a safe and healthy Workplace in compliance with all applicable Laws, ensuring, at a minimum, reasonable access to potable water and sanitary facilities, fire safety and adequate lighting and ventilation. Licensee and the Suppliers also agree to ensure that the same standards of health and safety are applied in any housing they provide for employees. Licensee and the Suppliers agree to provide Licensor with all information Licensor may request about manufacturing, packaging and distribution facilities for the Book.

            G. Licensee and the Suppliers agree to respect the rights of employees to associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference, in accordance with applicable Laws.

            H. Licensee and the Suppliers agree to comply with all applicable environmental Laws.

            I. Licensee and the Suppliers agree to comply with all applicable Laws, including those pertaining to the manufacture, pricing, sale and distribution of the Book.

            J. Licensee and the Suppliers agree that Licensor and its designated agents (including third parties) may engage in monitoring activities to confirm compliance with this Paragraph 8, including unannounced on-site inspections of manufacturing, packaging and distribution facilities, and employer-provided housing, such inspections to include reviews of books and records relating to employment matters and private interviews with employees. Licensee and the Suppliers agree to maintain on site all documentation necessary to demonstrate compliance with this Paragraph 8. Licensee agrees to promptly reimburse Licensor for the actual costs of inspections performed pursuant to this Paragraph 8 when any of Licensee's manufacturing facilities or any Suppliers does not pass the inspection(s).

            K. Licensee and the Suppliers agree to take appropriate steps to ensure that the provisions of this Code of Conduct are communicated to employees, including the prominent posting of a copy of the Code of Conduct for Suppliers (copy attached) in the local language and in a place readily accessible to employees at all times.
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The Lion King, and Toy Story
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Page 15


      8.5 Licensee agrees to take appropriate steps, in consultation with Licensor, to develop, implement and maintain procedures to evaluate and monitor the Suppliers it uses to manufacture the Book or any components thereof, and to ensure compliance with this Paragraph 8, including but not limited to, unannounced on-site inspections, packaging and distribution facilities and employer-provided housing, reviews of books and records relating to employment matters and private interviews with employees.

      8.6 Both before and after Licensee puts the Book on the market, Licensee shall follow reasonable and proper procedures for testing that the Book complies with all applicable product safety Laws, and shall permit Licensor's designees to inspect testing, manufacturing and quality control records and procedures and to test the Book for compliance with product safety and other applicable Laws. Licensee agrees to promptly reimburse Licensor for the actual costs of such testing. Licensee shall also give due consideration to any recommendations by Licensor that the Book exceeds the requirements of applicable Laws. Books not manufactured, packaged or distributed in accordance with applicable Laws shall be deemed unapproved, even if previously approved by Licensor, and shall not be shipped unless and until they have been brought into full compliance therewith.

9. PUBLISHING MATERIALS AND PRINTING

      9.1 All film positives, film negatives and other reproduction material used in the manufacture of the Book shall be prepared only by Licensee or by a third party under Licensee's control and who has been approved by Licensor and who has executed and delivered to Licensor the Supplier's Letter of Agreement in the form attached hereto as Exhibit A and incorporated by this reference, and the Book shall be printed only by Licensee or by a printer approved by Licensor who has executed and delivered to Licensor the said Supplier's Letter of Agreement. Licensee shall, upon Licensor's request, deliver to Licensor, or to publishers designated by Licensor, one or more duplicate sets of such film positives, film negatives and other reproduction material used in the manufacture of the Book, and Licensor or such publishers, as the case may be, shall reimburse Licensee for the actual cost of duplicating any such materials delivered. In no case shall the charge for such material exceed the lowest price Licensee charges other publishers for similar material.

      9.2 It is not Licensor's policy to reveal the names of Licensee's Suppliers to third parties or to any division of Licensor's involved with buying products, except as
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The Lion King, and Toy Story
Agreement dated October 1, 1997
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            may be necessary to enforce Licensor's contract rights or protect its trademarks, copyrights, and intellectual property.

      9.3 If any such supplier utilizes characters or trademarks for any unauthorized purpose, Licensee shall cooperate fully in bringing such utilization to an immediate halt. If, by reason of Licensee's not having supplied the above-mentioned agreements to Licensor or not having given Licensor the name of any supplier, Licensor makes any representation or takes any action and is thereby subjected to any penalty or expense, Licensee will fully compensate Licensor for any cost or loss Licensor sustains.

      9.4 At the expiration or earlier termination of this Agreement or at any other time upon Licensor's written request therefor, Licensee agrees that upon request of Licensor, all film positives, four-color separations, photographs, transparencies, film negatives, black keyplate proofs, other reproduction material used in the manufacture of the Book, and all original artwork, whether furnished by Licensor or otherwise acquired by Licensee (the property rights in all of which such materials shall remain vested in Disney Enterprises, Inc. (hereinafter referred to as "Disney Enterprises") or its licensor(s), as the case may be, at all times) shall be delivered to Licensor without charge other than the cost of delivery. If Licensee should for any reason fail to deliver such materials or any part thereof and Licensor thereafter must recreate such material, Licensee agrees to reimburse Licensor for the reasonable costs incurred by Licensor in so doing. If such materials are not requested to be delivered to Licensor within one (1) year after the Term, they shall be destroyed by Licensee.

10. ADVERTISING AND PROMOTION COMMITMENT

      10.1 Licensee may advertise the Book in newspapers, periodicals, magazines and other publications and, subject to receiving Licensor's prior written approval in each case, in catalogs, on billboards, radio, television or by other advertising or promotional techniques; provided, however, that all artwork, text, scripts and storyboards for all advertising shall be submitted to Licensor for its prior review and written approval as to the content of such advertising. Licensor's approval or lack thereof will be given in a timely fashion. As a condition to the right of public distribution licensed hereunder, appropriate and legally sufficient copyright notice in Disney Enterprises' name shall be included in all advertising for the Book in which any of Disney's characters or other copyrighted materials appear.
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      10.2  Following the expiration or earlier termination of this Agreement and the Sell-off Period, if any, referred to in this Agreement, Licensee will not advertise or promote the Book in any manner or issue any offering literature or material with respect thereto.

      10.3 Licensee warrants that all advertising and promotions shall comply with all applicable Laws and shall not infringe the rights of any person or entity. Licensor's approval for the use or manner of use of any proposed advertising or promotion hereunder shall not constitute an opinion as to the legal appropriateness or adequacy of such use or manner of use, and Licensee shall be solely responsible for any liability or risk of liability arising out of, or connected with, the use of any such proposed advertising or promotion.

      10.4 Licensee shall pay to Licensor an amount equal to one percent (1%) of Licensee's annual wholesale sales of the Book (the "Common Marketing Fund Payment"), which amount Licensee agrees to pay Licensor concurrently with royalties due each royalty payment period as detailed in Paragraph 12 hereof. Licensee further agrees to pay Licensor the following sums as a guarantee of such minimum payment (the "CMF Guarantee') on Licensee's cumulative sales in the following periods: twenty thousand dollars ($20,000.00) for the period commencing November 1, 1997 and ending April 30, 2000.

            Licensee shall pay Licensor the following non-refundable installment(s) of the CMF Guarantee (the "CMF Advances"), due and payable on the following date(s): $5,000.00 upon Licensee's signing of this Agreement.

      10.5 The Common Marketing Fund Payment shall be placed in a general fund (the "Common Marketing Fund") for use in marketing and promoting the Licensed Property, Disney characters, Disney's copyrights, and trademarks (which may include the Licensed Property) and licensee activities generally, all as Licensor deems appropriate in Licensor' sole discretion. Such funds shall be expended by Licensor and/or Licensor's designees in the amounts and in the manner Licensor deems most appropriate in order to provide advertising and general sales promotion and market research activities and in order to reimburse Licensor for Licensor's actual administrative expenses or those of Licensor's designees, incurred in administering and supervising such advertising and promotion activities. In administering promotion fees, Licensor and/or its agents and
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The Lion King, and Toy Story
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            designees undertake no obligation to make expenditures for Licensee which are equivalent or proportionate to Licensee's contribution or to ensure that Licensee or any other particular Licensee benefits directly or pro-rata from the placement of any advertising or promotion by Licensor or its designees. Licensee shall not be entitled to any audit rights with regard to the Common Marketing Fund.

      10.6 Licensee agrees to pay in full the CMF Advances plus value added taxes or other applicable taxes thereon, if any, on account of the CMF Guarantee to accrue during the Term only and only with respect to sales in the Territory. In addition, with Licensee's statement for each royalty payment period ending on a date indicated hereinabove with respect to the CMF Guarantee, Licensee shall pay Licensor the amount, if any, by which cumulative payment made with respect to sales in the Territory during any period or periods covered by such provision fall short of the amount of the CMF Guarantee specified for that period.

11. OWNERSHIP

      11.1 Pursuant to this Agreement, Licensee shall not acquire or assert any proprietary right, interest, or title to any fanciful character used in the Book, to the title of the Book, or to any other material prepared for or contained on or in the Book, or to any copy, reproduction, translation, or derivative work thereof (collectively referred to herein as "Disney Property") in any format or media, through the exercise of any rights granted to Licensee hereunder. All copyrights and trademarks, service marks and tradenames pertaining to the Book, as well as all rights of every kind in and to the Disney Property, shall be Disney Enterprises' or its licensor(s), as the case may be, exclusive property, except such trademarks, tradenames or service marks as do not relate to any Disney material and do relate to the business name of the Licensee or the name of any line of books heretofore published by Licensee. No part thereof or excerpt therefrom may be used by or under the authority of Licensee in any way separate from the Book without Licensor's prior written consent.

      11.2 As a condition to the right of public distribution licensed hereunder, each copy of the Book shall bear a properly located copyright notice comprised of c in a circle plus the yeardate (if requested by Licensor) of publication plus "Disney Enterprises, Inc." (or such other notices as Licensor may notify Licensee of in writing), together with such other notice of copyright or trademark as may be prescribed or required by Laws applicable to the Territory in order to establish,
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The Lion King, and Toy Story
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            protect and preserve Disney Enterprises' or its licensor(s)
            copyrights and trademarks. Licensee shall also include such credit lines in the Book as Licensor may require by written notice to Licensee, provided that Licensor shall not require such credit lines to interfere with the Licensee's line look or to be obtrusive.

      11.3 It is specifically agreed that if Licensee creates or acquires material for use in the Book, whether or not based on or using Disney Enterprises' fanciful characters and whether or not actually used in the Book or published, such material shall be deemed a work-for-hire for Disney Enterprises and all ownership rights (including but not limited to the copyright therein) shall belong to Disney Enterprises. Licensee agrees that prior to the creation of any such material by third parties it will obtain from the artists and/or writers who create such material, or from the owners of the rights thereto, an agreement executed by Licensee and such artists and/or writers that all such material shall be considered a work-made-for-hire for Disney Enterprises and Licensee shall also cause such artists, writers and/or owners to execute a full release or assignment (in such form as Licensor may require) of all rights, including but not limited to all copyrights, so that all such rights shall inure to Disney Enterprises and become a part of Disney Enterprises' copyright and other rights in and to the Book. Licensee agrees that it will not give, or agree to give, credit of any kind to any such artists or writers without the prior written approval of Licensor. Licensee shall provide Licensor with a copy of every work-for-hire agreement, release, assignment, mechanical license (if applicable), and any other agreement entered into with respect to the ownership of the Book.

      11.4 Subject to the rights granted hereunder, title (including copyright and physical ownership) to all material objects incorporating the Disney Property (excluding copies of the Book, promotion pieces, catalogue sheets and other advertising, but including without limitation, original drawings and illustrations used in the Book or in promotional or advertising material which portray the Disney Property as well as all photographs and reproductions of the originals), whether supplied by Licensor or prepared by or for Licensee, shall be in Disney Enterprises, and such material objects shall be delivered to Licensor in good condition (subject to normal wear and tear) upon request, Licensor to pay delivery costs. In no event shall Licensee sell or lease the use of any such material objects or otherwise part with control thereof. In addition, Licensor shall be granted a security interest in all material objects incorporating the Disney Property (including without limitation, any unsold inventory of the Book and any work in progress containing Disney Property).
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The Lion King, and Toy Story
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            Licensee shall execute all documents and take all actions necessary to evidence and perfect such security interest.

      11.5 Licensee hereby assigns to Disney Enterprises all rights, title and interest (including but not limited to all copyright(s) and any extensions and renewals thereof) throughout the universe which Licensee may have acquired relating to any and all material prepared or published hereunder or contemplated hereby, or relating to the Disney Property or its use of the same hereunder. Licensee hereby appoints Licensor to act as Licensee's attorney-in-fact to execute any documents in Licensee's name and/or on Licensee's behalf necessary to grant or assign such copyrights or other rights to Disney Enterprises.

      11.6 Except with Licensor's written consent, neither Licensee nor any affiliate of Licensee will register or seek to register in any country copyright in the Book and/or in any part of the Disney Property, and/or any trademark which is identical with any mark used by Disney or which is so similar thereto as to suggest some association with Disney. In the event of breach of the foregoing, Licensee agrees, at its expense and at Licensor's request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered, to Licensor such assignments and other documents as Licensor may require to transfer to Disney Enterprises all rights to the registrations or applications involved. Upon the expiration or earlier termination of this Agreement and the Sell-off Period, Licensee will cease to use in any manner any of the Disney Property, trademarks or other proprietary rights owned by Disney Enterprises or its licensor(s).

      11.7 Should Licensee become aware of any infringing use or unauthorized use of the Book, its contents, and/or the characters, Licensee agrees to give Licensor prompt written notice, and that Licensee will not, without Licensor's written consent, bring or cause to be brought any criminal prosecution, lawsuit or administrative action for infringement, interference with or violation of any rights to the Book, its contents and/or the characters. Because of the need for and the high costs of an effective anti-piracy enforcement program, Licensee agrees to cooperate with Licensor, and, if necessary, to be named by Licensor as a sole complainant or co-complainant in any action against an infringer and, notwithstanding any right of Licensee's to recover same, legal or otherwise, Licensee agrees to pay to Licensor, and hereby waive all claims to, all damages or other monetary relief recovered in such action by reason of a judgment or settlement whether or not such damages or
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The Lion King, and Toy Story
Agreement dated October 1, 1997
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            other monetary relief, or any part thereof, represent or are intended to represent injury sustained by Licensee as a licensee hereunder. In any such action against an infringer, Licensor agrees to reimburse Licensee for reasonable expenses incurred at Licensor's request, including reasonable attorneys fees if Licensor has requested Licensee to retain separate counsel.

12. WARRANTIES AND INDEMNITIES

      12.1 Licensee hereby represents and warrants that if any material other than material supplied by Licensor is used in the Book, neither said material nor any part thereof shall infringe upon or interfere with any common law right or any other right of any person or entity and that the creation, manufacture, publishing, marketing, pre-pricing, pricing, sale and distribution of the Book shall be in compliance with all applicable Laws and shall not infringe the rights of any person or entity, that Licensee has obtained all necessary permissions to use the patented materials referenced in paragraph
            7.3 hereof at no cost to Licensor, and that such patents are not now being challenged or reasonably expected to be challenged in the future. Without limiting the foregoing, Licensee represents and warrants that no such material shall in any way infringe any copyright or defame or invade the rights of privacy or publicity of any person or entity. Licensee further represents and warrants that it will not use or allow the use of the name "Walt Disney" or the name "Disney", or the name or likeness of the fanciful characters of Disney or any name, mark, emblem, logo or designation that suggests or implies an association with Disney, for any purpose other than as specified in this Agreement, unless explicitly authorized by Licensor in writing to do so. In the event Licensee is required by law to make reference to the "Disney" name in any public document to be filed by Licensee, then Licensee agrees to give Licensor prior written notice thereof and to allow Licensor reasonable opportunity to make any comments regarding the proposed reference.

      12.2 Licensee hereby indemnifies and holds Disney harmless, during and after the Term hereof, from and against any loss, liability, judgment, settlement, cost or expense arising out of Licensee's performance or non-performance of any act, duty or obligation specified or contemplated by this Agreement, or arising out of Licensee's negligence or breach or alleged breach of any of Licensee's representations and warranties hereunder, provided that Licensee is given timely notice of such claimed breach. In no event shall Licensee be liable for loss of profits beyond the sum guaranteed to Licensor herein.

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The Lion King, and Toy Story
Agreement dated October 1, 1997
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      12.3  Licensee further indemnities Licensor during and after the Term hereof against all claims, liabilities (including settlements entered into in good faith with Licensee's consent, not to be unreasonably withheld) and expenses (including reasonable attorney's fees) arising out of any defect (whether obvious or hidden and whether or not present in any sample approved by Licensor) in the Book, or arising from personal injury or any infringement of any rights of any other person by the manufacture, sale, possession or use of the Book, or its failure to comply with applicable Laws. The parties indemnified hereunder shall include Licensor, its licensor(s), and its and their parent, successors and subsidiaries, and its and their officers, directors, employees and agents.

      12.4 Licensor hereby warrants that the Disney Property supplied by Licensor hereunder shall not infringe or interfere with any common law right or other right of any person or entity or infringe any copyright and hereby indemnities and holds Licensee harmless from and against any loss, liability, judgment, settlement, cost or expense arising out of Licensor's breach or alleged breach of the foregoing warranty, provided that Licensor is given timely notice of such claimed breach and is allowed to control the defense thereof. In no event shall Licensor be liable for loss of profits, however.

      12.5 Licensee shall maintain in full force and effect at all times while this Agreement is in effect and for three (3) years thereafter commercial general liability insurance on a per occurrence form, including broad form coverage for contractual liability, property damage, products liability and personal injury liability (including bodily injury and death), waiving subrogation, with minimum limits of no less than two million U.S. dollars (U.S. $2,000,000.00) per occurrence, and naming as additional insureds those indemnified in paragraphs 12.2 and 12.3 hereof. Licensee also agrees to maintain in full force and effect at all times while this Agreement is in effect such Worker's Compensation Insurance as is required by applicable provincial or state law and, if Licensee is a U.S.-based licensee, Employer's Liability Insurance with minimum limits of one million dollars (U.S. $1,000,000.00) per occurrence. All insurance shall be primary and not contributory. Licensee shall deliver to Licensor a certificate or certificates of insurance evidencing satisfactory coverage and indicating that Licensor shall receive thirty (30) days unrestricted prior written notice of cancellation, non-renewal, or material change in coverage. Licensee's insurance shall be carried by an insurer with a Best Guide rating of B + VII or better. Compliance herewith in
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The Lion King, and Toy Story
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            no way limits Licensee's indemnity obligations, except to the extent that Licensee's insurance company actually pays Licensor amounts which Licensee would otherwise pay Licensor.

13. STATEMENTS OF ACCOUNT

      13.1 Licensee shall submit to Licensor monthly statements of account so as to be received by Licensor no later than twenty-five (25) days after the end of each monthly period throughout the Term and the Sell-off Period, regardless of whether any sales have taken place and/or any royalties are payable to Licensor. Licensee's statements shall be on forms designated by Licensor for Licensee's use, showing all information requested by such forms, including but not limited to, the number of Books sold by title (a sale shall be deemed to have occurred on the date the Book is shipped to the customer), the price(s) on which the royalty is calculated and the royalty payment due. The statement forms Licensor designates for Licensee's use may be changed from time to time, and Licensee agrees to use the most current form Licensor provides to Licensee. Licensee shall fully comply with all of Licensor's instructions for completing such forms. Sales of books licensed under contracts with Licensor other than this Agreement shall not be reported on the same statement as sales of the Book under this Agreement. Sales to countries other than the United States, if any such are permitted, shall be reported separately by country. Royalty payments shown as due shall be delivered to Licensor with such statements. Royalties are also payable, and due with such statements, on inventory shrinkage that exceeds two percent (2%). Inventory shrinkage is defined as the reduction in Licensee's inventory of the Book which cannot be accounted for by sales or damaged copies. Licensee's statements and payments shall be directed to the attention of Licensor at P.O. Box 101947, Atlanta, Georgia 30392, with a copy sent to the attention of Licensee's designated account executive at the address set forth in paragraph 18 hereof. To the extent that royalties are not paid, Licensor may offset royalties due hereunder against any sums which Licensor or any of its affiliates may owe to Licensee or any of its affiliates. No deduction or withholding from royalties payable shall be made by reason of any tax. GST applicable to royalties (including advances and guarantees) or to any other payments due to Licensor shall be indicated on the statement and paid to Licensor along with the royalty or other payment. My applicable tax on the manufacture, distribution and sale of the Book shall be borne by Licensee.
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The Lion King, and Toy Story
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      13.2  Licensee shall indicate on its statements the amount of any reserve for returns maintained and Licensee shall not maintain an unreasonable reserve. In no event shall a reserve exceed fifteen percent (15%) of sales reported in any royalty period unless with the written agreement of Licensor. In the event that actual returns exceed the reserve and cannot be recouped out of royalties otherwise due in the relevant reporting period or any subsequent reporting period, Licensor shall refund at the end of the Term, or at the end of the Sell-off Period if any, unearned royalties previously paid in excess of any advances and subject to payment by Licensee when due of any guarantee obligation. Such refund may be applied by Licensor against any late charges that may be due by Licensee hereunder. In the event that reserves exceed actual returns, Licensee shall pay royalties on the difference with Licensee's final statement of account for the Term, or for the Sell-off Period if any.

      13.3 Royalties received later than the due date shall bear interest at eighteen percent (18%) per annum from the due date, or at the maximum rate permissible by law if less than eighteen percent (18%).

      13.4 Within thirty (30) days prior to the beginning of each royalty reporting period and within ninety (90) days prior to the beginning of each calendar year, Licensee shall submit to Licensor a forecast of the expected net sales and royalties for each title of the Book for each respective time period.

      13.5 Licensee shall take all necessary steps to ensure that its information systems, including without limitation, all its proprietary and all third party hardware and software, process dates correctly prior to, during and after the calendar year 2000 ("Year 2000 Compliance"). Year 2000 Compliance shall include, without limitation, correct century recognition, calculations that properly accommodate same century and multi-century formulas and date values, and interface values that reflect the appropriate century. Necessary steps to ensure Year 2000 Compliance shall include, without limitation, analysis of all components of Licensee's information systems and as necessary, development, installation and testing of software fixes, patches and/or updates. In a timely manner, but no later than by December 31, 1998, Licensee shall certify to Licensor in writing that its information systems are Year 2000 Compliant. Such certification is a material term of this Agreement. Upon a breach by Licensee of its obligation under this paragraph, Licensor shall be entitled to terminate this Agreement in accordance with the provisions for termination set forth herein.
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The Lion King, and Toy Story
Agreement dated October 1, 1997
Page 25


14. AUDITS

      14.1 Licensor and/or a representative of Licensor shall have access during the Term hereof and for two (2) years thereafter to the pertinent books and records of Licensee (including the materials referenced in paragraphs 11.3, 11.4, and 9 of this Agreement) during reasonable business hours upon a prior request made by Licensor, and Licensor and/or such representative may examine the same, make copies thereof, take exhibits therefrom and conduct such audits thereof as Licensor may from time to time deem necessary. Licensee agrees that for the purpose of the foregoing, it will keep and preserve accurate records concerning transactions entered into by it under this Agreement during the Term and for a period of two (2) years following the expiration of the Term, as extended, including print runs, shipments to Licensee, inventory records, records of sales and shipments by Licensee and records of returns. Licensor's representatives shall be entitled to examine all invoices, whether or not they pertain to the Book, for the purpose of determining whether all invoices for the Book have been properly reflected in the statements of account.

      14.2 If in any audit of Licensee's records it is determined that there is a shortfall of five percent (5%) or more in royalties reported for any reporting period, Licensee shall, upon request from Licensor, reimburse Licensor for the full out-of-pocket costs of the audit including the costs of employee auditors at their then current hourly rate for travel time during normal working hours and actual working time.

15. WITHDRAWAL OF MATERIAL

      The rights conferred by Licensor under this Agreement are subject to the right of Licensor to require Licensee to withhold and/or withdraw any character or material, or any part thereof, from use in connection with the endeavors contemplated in this Agreement if such use should violate or infringe or reasonably be claimed to violate or infringe the rights of any third parties, provided that Licensor shall reimburse Licensee its expenses reasonably incurred in complying with any withdrawal made hereunder of previously approved material.

Kideo Productions, Inc.
Disney Standard Characters, Disney's
The Lion King, and Toy Story
Agreement dated October 1, 1997
Page 26


16. TERMINATION

      Without prejudice to any other right or remedy available to it, Licensor shall have the right at any time to terminate this Agreement prior to the expiration of the Term in the event of the occurrence of one (1) or more of the following:

      16.1 If Licensee delivers to any customer without Licensor's written authorization anything containing materials owned by Disney Enterprises other than the Book described herein and approved in accordance with the provisions hereof; or

      16.2 If Licensee delivers the Book outside the Territory (unless the Book is destined for ultimate delivery in the Territory) or sells the Book to a third party if Licensee knows, or in the exercise of prudent business judgment should know, that such sale will result in delivery of the Book outside the Territory; or

      16.3 If Licensee shall fail to make any payment and/or furnish any statement as herein provided, and if such failure shall continue for a period of thirty (30) days following the date said statement or payment was due; or

      16.4 If Licensee fails to publish the Book by the distribution date, if any, set forth in paragraph 2.1 above or, if no distribution date is set, within six (6) months after the commencement of the Term; or

      16.5 If Licensee shall breach any other terms of this Agreement and if any such breach is not corrected within thirty (30) days after notification by Licensor of the breach (or, in the event of a breach which cannot be corrected within thirty days, if Licensee fails to commence such correction within thirty days and thereafter diligently prosecutes it to completion); or

      16.6 If Licensee breaches any material term of any other agreement between the parties, and Licensor terminates such other agreement for cause; or

      16.7 If Licensee shall make any assignment for the benefit of creditors, or file a petition in bankruptcy, or be adjudged bankrupt, or become insolvent, or be placed in the hands of a receiver. The equivalent of any of the proceedings or acts referred to in this paragraph, though known and/or designated by some other name or term in

Kideo Productions, Inc.
Disney Standard Characters, Disney's
The Lion King, and Toy Story
Agreement dated October 1, 1997
Page 27


            any part of the Territory shall likewise constitute a ground for termination of this Agreement by Licensor; or

      16.8 If Licensee fails for any reason to operate its business in the usual manner, or fails for any reason to provide Licensor with assurances satisfactory to Licensor that Licensee will so operate its business, or if Licensee fails for any reason to otherwise meet its obligations under this Agreement or to provide Licensor with assurance satisfactory to Licensor that Licensee will meet such obligations; or

      16.9 If Licensee breaches any provision of this Agreement after having breached such provision and cured such breach within the designated period after notice from Licensor; or

      16.10 If there should occur a change in Licensee's management, ownership or control, or if Licensee transfers or attempts to transfer this Agreement in contravention of paragraph 17 hereof; or

      16.11 If Licensee breaches any covenant set forth in paragraph 8 of this Agreement; or

      16.12 If more than three (3) Supplier's Agreements are terminated in any twelve-month period by Licensor for the Suppliers' failure to pass compliance inspections as referenced in paragraph 8; or

      16.13 If the patent referred to in paragraph 12.1 hereof, or Licensee's right to practice such patent is limited in any material respects.

      In the event of the expiration or termination of this Agreement all rights herein granted to Licensee shall revert to Licensor, and Licensor shall be entitled to retain any and all consideration paid to Licensor and other things of value theretofore paid or delivered to Licensor. Without limitation to the carry over of other obligations hereunder, Licensee's obligations to permit audits and to turn over to Licensor all material required to be turned over hereunder shall survive the expiration or termination hereof

17. ASSIGNMENT

      17.1 This license and the rights granted and obligations undertaken hereunder are personal to Licensee and based upon the continued personal involvement, control, and responsibility of and for Licensee's management and operations by Richard Bulman, President and Chief Executive Officer. Licensee shall not voluntarily or

Kideo Productions, Inc.
Disney Standard Characters, Disney's
The Lion King, and Toy Story
Agreement dated October 1, 1997
Page 28


            by operation of law assign, sublicense, transfer, encumber or otherwise dispose of all or any part of Licensee's interest in this Agreement (including, but not limited to, any encumbrance of the Book) without Licensor's prior written consent, to be granted or withheld in Licensor's absolute discretion. Any attempted assignment, sublicense, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. "Transfer" within the meaning of this paragraph shall include any merger or consolidation of Licensee or any directly or indirectly controlling affiliate(s) of Licensee ("Controlling Affiliate"); any sale or transfer of all or substantially all of Licensee's or its Controlling Affiliate(s)' assets; any transfer of Licensee's rights hereunder to a division, business segment, or other entity different from the one specifically referenced on page 1 hereof, (or any sale or attempted sale of the Book under a trademark or tradename of such division, business segment or other entity); any public offering, or series of public offerings, whereby a cumulative total of thirty-three and one-third percent (33 1/3%) or more the voting stock of Licensee or its Controlling Affiliate(s) is offered for purchase; and any acquisition or series of acquisitions by any person or entity, or group of related persons or entities, the cumulative total of thirty-three and one-third percent (33 1/3%) or more of the voting stock of Licensee or its Controlling Affiliate(s), or the right to vote such percentage (or, if Licensee is a partnership, resulting in the transfer of thirty-three and one-third percent (33 1/3%) or more of the profit and loss participation in Licensee, or the occurrence of any of the foregoing with respect to any general partner of Licensee).

      17.2 Licensee agrees to provide Licensor with at least thirty (30) days prior written notice of any desired assignment of this Agreement or other transfer as defined in paragraph 17.1 above. At the time Licensee gives such notice, Licensee shall provide Licensor with the information and documentation necessary to evaluate the contemplated transaction. Licensor's consent (if given) to any assignment of this Agreement or other transfer as defined in paragraph 17.1 above shall be subject to such terms and conditions as Licensor deems appropriate, including but not limited to payment of a transfer fee. The amount of the transfer fee shall be determined by Licensor based upon the circumstances of the particular assignment or transfer, taking into account such factors as the estimated value of the license being assigned or otherwise transferred; the risk of business interruption or loss of quality, production or control Licensor may suffer as a result of the assignment or other transfer; the identity, reputation, creditworthiness, financial condition and business capabilities of the proposed assignee or other entity involved in the transfer; and Licensor's internal costs related to the assignment or other transfer; provided, however, in no event shall the transfer fee be less than ten percent (10%)

Kideo Productions, Inc.
Disney Standard Characters, Disney's
The Lion King, and Toy Story
Agreement dated October 1, 1997
Page 29


            of royalties earned for the Book in the preceding twelve (12) month period (if twelve (12) months of royalties have been reported), or ten percent (10%) of the guarantee, whichever is higher. The foregoing transfer fee shall not apply if this Agreement is assigned to one of Licensee's affiliates as part of a corporate reorganization exclusively among some or all of the entities existing in Licensee's corporate structure when this Agreement is signed; provided, however, that Licensee must give Licensor written notice of such assignment and a description of the reorganization. The provisions of this Subparagraph 17 shall supersede any conflicting provisions on this subject in any publishing license agreement previously entered into by the parties for this Territory.

      17.3 Notwithstanding paragraphs 17.1 and 17.2, Licensee may, upon Licensor's prior written consent, sublicense its rights and/or obligations hereunder to any of Licensee s affiliates, provided that each such affiliate agrees to be bound by all of the terms and conditions of this Agreement, and provided, that each such affiliate agrees to guarantee Licensee's full performance of this Agreement (including, but not limited to, paragraph 12) and to indemnify Licensor for any failure of such performance, and further provided that Licensee and each such affiliate agree to provide Licensor with satisfactory documentation of such agreement(s), guarantee(s), and indemnification upon Licensor's request therefor. Licensee hereby irrevocably and unconditionally guarantees that any and all affiliates sublicensed hereunder will observe and perform all of Licensee's obligations under this Agreement, including, but not limited to, the provisions governing approvals, and compliance with approved samples, applicable Laws, and all other provisions hereof, and that they will otherwise adhere strictly to all of the terms hereof and act in accordance with Licensee's obligations hereunder. Any involvement of an affiliate in the activities which are the subject of this Agreement shall be deemed carried on pursuant to such a sublicense and thus covered by such guarantee; however, unless Licensee has obtained Licensor's consent to sublicense an affiliate in each instance, such affiliate shall be deemed to be included in the term "Licensee" for all purposes under this Agreement, and Licensor may treat such unapproved involvement of the affiliate as a breach of the Agreement. In the event of any sublicense to an affiliate hereunder, the reference in paragraph
            17.1 to "Controlling Affiliate" shall include such affiliate sublicensee. "Affiliate" means, with regard to Licensee, any corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with Licensee. "Control" of an entity shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such entity, whether through ownership of voting securities, by contract or otherwise.

Kideo Productions, Inc.
Disney Standard Characters, Disney's
The Lion King, and Toy Story
Agreement dated October 1, 1997
Page 30


      17.4 Licensor's rights and obligations hereunder may be assigned, delegated or otherwise transferred by Licensor.

18. NOTICES

      All notices which either party is required to or may desire to serve upon the other party hereunder shall be in writing and addressed to the party to be served at the address set forth below, or to such other address as either party may hereafter designate:

      To Licensor:            Disney Licensed Publishing
                              500 S. Buena Vista Street
                              Burbank, California 91521
                              Attention: Lisa Holton

      With a copy to:         The Walt Disney Company
                              114 Fifth Avenue
                              New York, NY 10011
                              Attention: Kenneth E. Newman
                              Vice President - Eastern Regional Counsel

      To Licensee:            Kideo Productions, Inc.
                              611 Broadway, Suite 523
                              New York, New York 10012

      Any notice, served by either party, may be served personally or by depositing the same addressed as herein provided (unless and until otherwise notified), postage prepaid, in the official mail of the country in which deposited, or by documented overnight delivery service. Any notice mailed as aforesaid shall be deemed to have been served on the date of mailing. However, Licensor shall be deemed to have been served with a notice of a request for approval of materials under this Agreement only upon Licensor's actual receipt of the request and of any required accompanying materials.

19. ADDITIONAL PROVISIONS

      19.1 Licensee hereby acknowledges that the rights and powers retained by Licensor hereunder are necessary to protect Disney Enterprises' or its licensor(s), as the case may be, copyrights and property rights generally, and specifically to conserve the goodwill and good name of Licensor's products, the Disney Property and the

Kideo Productions, Inc.
Disney Standard Characters, Disney's
The Lion King, and Toy Story
Agreement dated October 1, 1997
Page 31


            name "Disney". Nothing contained herein shall be construed to allow Licensee to do any act or activity that could or might deprecate or detract from such goodwill or in any way impugn the public acceptance and popularity of any fanciful character of Disney or impair its legal status.

      19.2 Nothing herein contained shall be construed so as to constitute the parties hereto principal and agent, employer and employee, partners or joint venturers, nor shall any similar relationship be deemed to exist between them. Neither party shall have any power to obligate or bind the other party, except as specifically provided herein.

      19.3 The paragraph headings contained herein are for convenient reference only. They shall not be used in any way to govern, limit, modify or construe this Agreement and shall not be given any legal effect.

      19.4 All rights not specifically granted and licensed to Licensee hereunder are reserved to Licensor.

      19.5 No waiver by either party, whether express or implied, of any provision of this Agreement shall constitute a continuing waiver of such provision or a waiver of any other provision of this Agreement. No waiver by either party, whether express or implied, of any breach or default by the other party shall constitute a continuing waiver of such breach or default or a waiver of any other breach or default of the same or any other provision of this Agreement, nor shall any failure of either party to object to conduct of the other be deemed to waive such party's right to claim that a repetition of such conduct is a breach hereof

      19.6 In the event any provision contained herein is held to be unlawful or unenforceable, such provision shall be severable from the remaining provisions of this Agreement, which shall remain in full force and effect.

      19.7 This Agreement shall be deemed to have been made, entered into and finally executed and delivered in the State of California, United States of America (which execution and delivery are hereby acknowledged by both parties hereto), and shall be governed, controlled, interpreted and defined by and under the laws of the State of California. Any legal actions pertaining to this Agreement shall be commenced within the State of California and within either Los Angeles or Orange Counties,

Kideo Productions, Inc.
Disney Standard Characters, Disney's
The Lion King, and Toy Story
Agreement dated October 1, 1997
Page 32


            and Licensee hereby waives trial by jury and consents to the jurisdiction of the courts located in Los Angeles or Orange Counties.

      19.8 This Agreement, and any confidentiality agreement Licensee may have signed pertaining to the Disney Property, shall constitute the whole and complete agreement between the parties hereto concerning the subject matter hereof, and no oral or prior written agreements shall be deemed a part of or a modification of this Agreement. This Agreement can only be modified by a written agreement between the parties executed after the effective date hereof

ACCEPTED AND AGREED:

KIDEO PRODUCTIONS, INC.                    DISNEY LICENSED PUBLISHING


By: /s/ [ILLEGIBLE]                        By: /s/ [ILLEGIBLE]
   -------------------------------            -------------------------------
Title: President & CEO                     Title: Vice President
      ----------------------------               ----------------------------
Date: 12/8/97                              Date: 12/12/97
     -----------------------------              -----------------------------

jaw

kp1015.doc

revised 111797

                              SUPPLIER'S AGREEMENT

                                    EXHIBIT A
--------------------------------------------------------------------------------
SUPPLIER: _________

          _________

          _________

Reference is made to the license agreement dated ________ between Disney Licensed Publishing ("Licensor") and __________ ("Licensee") in which Licenser has licensed the publication by Licensee of ________________________________ (the "publication"). Licensor hereby authorizes you ("Supplier") to prepare, from material supplied to Supplier by Licensee and/or Licensor, reproduction material, including as applicable film positives, four color separations, photographs, transparencies, film negatives, black separations, black keyplate proofs and other reproduction material used in the manufacture of the publication, upon the condition that the Supplier shall sign and fully comply in all respects with this agreement. Failure of said condition shall entitle Licensor to terminate this agreement forthwith. The property rights (including but not limited to copyright and physical ownership) in all such materials shall remain vested in Disney Enterprises, Inc., at all times. Said reproduction material will be delivered by Supplier to no one other than Licensee, or as Licensor may otherwise direct. Licensor shall be under no obligation to Supplier with respect to such charges as may be incurred in connection with reproduction material prepared at the request of Licensee.

The Supplier signing below agrees that (except as may be authorized under a separate agreement with Licensor):

      1. The Supplier will not manufacture the publication or components thereof to the order of anyone but the Licensee, will invoice only the Licensee, will not ship to anyone other than the Licensee or Licensee's designees and will not ship after the expiration date of the License Agreement.

      2. The Supplier will not subcontract production of the publication or components thereof without Licensor's written consent.

      3. The Supplier will not (without Licensor's written consent) manufacture the publication or components thereof listed above, other than in accordance with this agreement.

      4. From time to time, the Supplier will permit Licensor's authorized representatives to inspect its activities and premises, accounting books and invoices relevant to its manufacture and supply of the publication.

      5. The Supplier will not publish or cause the publication of pictures from the publication in any other publication or promotional material, nor advertise the fact that it is permitted to manufacture the publication or components thereof, nor use the name "Disney" or any variant thereof without Licensor's prior written consent.

      6. In manufacturing the publication, the Supplier will comply with all applicable local and national laws and regulations, treaties, voluntary industry standards, codes or other obligations

            (collectively "Laws"), including but not limited to, applicable health and safety standards and labor laws for manufacturing operations. Specifically, the Supplier covenants that:

            (a) The Supplier will not use child labor in the manufacturing, packaging or distribution of the publication or components thereof. The term "child" refers to a person younger than the local legal minimum age for employment or the age for completing compulsory education, but in no case shall any child younger than fifteen (15) years of age (or fourteen (14) years of age where local law allows) be employed in the manufacturing, packaging or distribution of the publication or components thereof. The Supplier employing young persons who do not fall within the definition of "children" agrees also to comply with any Laws applicable to such persons.

            (b) The Supplier agrees only to employ persons whose presence is voluntary. The Supplier agrees not to use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

            (c) The Supplier agrees to treat each employee with dignity and respect, and not to use corporal punishment, threats of violence, or other forms of physical, sexual, psychological or verbal harassment or abuse.

            (d) The Supplier agrees not to discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination, or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

            (e) The Supplier recognizes that wages are essential to meeting employees' basic needs. The Supplier agrees to comply, at a minimum, with all applicable wage and hour Laws, including minimum wage, overtime, maximum hours, piece rates and other elements of compensation, and to provide legally mandated benefits. If local Laws do not provide for overtime pay, the Supplier agrees to pay at least regular wages for overtime work. Except in extraordinary business circumstances, the Supplier will not require employees to work more than the lesser of (1) 48 hours per week and 12 hours overtime or (2) the limits on regular and overtime hours allowed by local law, or, where local law does not limit the hours of work, the regular work week in such country plus 12 hours overtime. In addition, except in extraordinary business circumstances, employees will be entitled to at least one day off in every seven-day period. The Supplier agrees that, where local industry standards are higher than applicable legal requirements, it will meet the higher standards.

            (f) The Supplier agrees to provide employees with a safe and healthy workplace in compliance with all applicable Laws, ensuring, at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation. The Supplier also agrees to ensure that the same standards of health and safety are applied in any housing it provides for employees. The Supplier agrees to provide Licensor with all information Licensor may request about manufacturing, packaging and distribution facilities for the publication.

            (g) The Supplier agrees to respect the rights of employees to associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference, in accordance with applicable Laws.

            (h) The Supplier agrees to comply with all applicable Laws, including those pertaining to the manufacture, pricing, sale and distribution of the publication.

            (i) The Supplier agrees to comply with all applicable environmental Laws.

            (j) The Supplier agrees that Licensor and its designated agents (including third parties) may engage in monitoring activities to confirm compliance with this Agreement, including unannounced on-site inspections of manufacturing, packaging and distribution facilities, and employer-provided housing, such inspections to include reviews of books and records relating to employment matters and private interviews with employees. The Supplier agrees to maintain on site all documentation necessary to demonstrate compliance with this Agreement.

            (k) The Supplier agrees to take appropriate steps to ensure that the provisions of this Paragraph 6 are communicated to employees, including the prominent posting of a copy of Disney's Code of Conduct for Suppliers in the local language and in a place readily accessible to employees at all times.

      7. Upon expiration or termination of the License Agreement, or upon notification by Licensor or Licensee, Supplier will immediately cease manufacturing the publication and deliver to Licenser or its authorized representative such reproduction materials as are necessary for printing, and shall deliver to Licensee, or to Licensor if Licensor so requests, all artwork, textual and reproduction materials for the publication which Licensor or Licensee may have caused to be furnished to Supplier, and all original and reproduction material prepared by Supplier hereunder, unless Licensee has engaged Supplier to do the printing, in which case Supplier will deliver such original and reproduction material at such other time as Licensor may direct, or in the absence of such direction, upon completion of Supplier's use of such original and reproduction materials for the printing of the publication. Said materials shall be so delivered without charge other than the expense of delivery, and shall be complete and in reproduction condition. Supplier agrees to provide Licensor upon request, a statement and/or a duplicate invoice as to all materials provided to Licensee hereunder.

      8. This Agreement shall be deemed to be entered into in California and shall be governed and interpreted according to the laws of the State of California. Any legal actions pertaining to this Agreement shall be commenced within the State of California and within either Los Angeles or Orange Counties.

DISNEY LICENSED PUBLISHING               ACCEPTED AND AGREED BY:


By:                                       By:
   --------------------------------          -----------------------------------
                                             (to be signed by Supplier)

Title:                                   Title:
      -----------------------------            ---------------------------------

                                         Company:
                                                 -------------------------------

                          Code of Conduct for Suppliers

At The Walt Disney Company, we are committed to:

      o standard of excellence in every aspect of our business and in every corner of the world;
      o     ethical and responsible conduct in all of our operations;
      o     respect for the rights of all individuals; and
      o     respect for the environment.

We expect these same commitments to be shared by all suppliers of Disney publications. At a minimum, we require that all suppliers of Disney publications meet the following standards:

Child Labor        Suppliers will not use child labor.

                   The term "child" refers to a person younger than 15 (or 14 where local law allows) or, if higher, the local legal minimum age for employment or the age for completing compulsory education.

                   Suppliers employing young persons who do not fall within the definition of "children" will also comply with any laws and regulations applicable to such persons.

Involuntary Labor  Suppliers will not use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

Coercion and
   Harassment      Suppliers will treat each employee with dignity and respect, and will not use corporal punishment, threats of violence or other forms of physical, sexual, psychological or verbal harassment or abuse.

Nondiscrimination  Suppliers will not discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

Association        Suppliers will respect the rights of employees to associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference.

Health and Safety  Suppliers will provide employees with a safe and healthy workplace in compliance with all applicable laws and regulations, ensuring at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation.

                   Suppliers will also ensure that the same standards of health and safety are applied in any housing that they provide for employees.

Compensation       We expect suppliers to recognize that wages are essential to meeting employees' basic needs. Suppliers will, at a minimum, comply with all applicable wage and hour laws and regulations, including those relating to minimum wages, overtime, maximum hours, piece rates and other elements of compensation, and provide legally mandated benefits. If local laws do not provide for overtime pay, suppliers will pay at least regular wages for overtime work. Except in extraordinary business circumstances, suppliers will not require employees to work more than the lesser of (a) 48 hours per week and 12 hours overtime or (b) the limits on regular and overtime hours allowed by local law or, where local law does not limit the hours of work, the regular work week in such country plus 12 hours overtime. In addition, except in extraordinary business circumstances, employees will be entitled to at least one day off in every seven-day period.

                   Where local industry standards are higher than applicable legal requirements, we expect suppliers to meet the higher standards.

Protection of the
  Environment      Suppliers will comply with all applicable environmental laws and regulations.

Other Laws         Suppliers will comply with all applicable laws and
                   regulations, including those pertaining to the manufacture, pricing, sale and distribution of publications.

                   All references to "applicable laws and regulations" in this Code of Conduct include local and national codes, rules and regulations as well as applicable treaties and voluntary industry standards.

Subcontracting     Suppliers will not use subcontractors for the manufacture of
                   Disney publications or components thereof without Disney's express written consent, and only after the subcontractor has entered into a written commitment with Disney to comply with this Code of Conduct.

Monitoring and
  Compliance       Suppliers will authorize Disney and its designated agents
                   (including third parties) to engage in monitoring activities to confirm compliance with this Code of Conduct, including unannounced on-site inspections of manufacturing facilities and employer-provided housing; reviews of books and records relating to employment matters; and private interviews with employees. Suppliers will maintain on site all documentation that may be needed to demonstrate compliance with this Code of Conduct.

Publication        Suppliers will take appropriate steps to ensure that the
                   provisions of this Code of Conduct are communicated to employees, including the prominent posting of a copy of this Code of Conduct, in the local language and in a place readily accessible to employees, at all times.

                          Code of Conduct for Licensees

At The Walt Disney Company, we are committed to:

      o a standard of excellence in every aspect of our business and in every corner of the world;
      o     ethical and responsible conduct in all of our operations;
      o     respect for the rights of all individuals; and
      o     respect for the environment.

We expect these same commitments to be shared by all Disney licensees and the suppliers with which they work in the production of Disney publications. At a minimum, we require that all Disney licensees meet the following standards:

Conduct of
   Manufacturing   Licensees that engage directly in the manufacturing of Disney publications will comply with all of the standards set forth in Disney's Code of Conduct for Suppliers, a copy of which is attached.

                   Licensees will ensure that each manufacturer other than the licensee also enters into a written commitment with Disney to comply with the standards set forth in Disney's Code of Conduct for Suppliers.

                   Licensees will prohibit suppliers from subcontracting the manufacture of Disney publications or components thereof without Disney's express written consent, and only after the subcontractor has entered into a written commitment with Disney to comply with Disney's Code of Conduct for Suppliers.

Monitoring and
   Compliance      Licensees will take appropriate steps, in consultation with
                   Disney, to develop, implement and maintain procedures to evaluate and monitor suppliers of Disney publications and ensure compliance with Disney's Code of Conduct for Suppliers, including unannounced on-site inspections of manufacturing facilities and employer-provided housing;
                   review of books and records relating to employment matters;
                   and private interviews with employees.

                   Licensees will authorize Disney and its designated agents (including third parties) to engage in similar monitoring activities to confirm Licensees' compliance with this Code of Conduct. Licensees will maintain on site all documentation that may be needed to demonstrate such compliance.